Exhibit 99.1

LifeMap Sciences, a Subsidiary of BioTime, Signs Definitive Distribution Agreement with ProSpec-Tany TechnoGene

ALAMEDA, Calif.--(BUSINESS WIRE)--November 20, 2012--LifeMap Sciences, Inc. a subsidiary of BioTime, Inc. (NYSE MKT: BTX) announced today that it has signed a definitive distribution agreement with ProSpec-Tany TechnoGene Ltd. (ProSpec). In the beginning of 2013, LifeMap Sciences will be offering more than a 1000 recombinant proteins and antibodies, many of which are related to stem cell research, such as growth factors, signaling molecules, differentiation factors, hormones, cytokines and chemokines. LifeMap Sciences is the principal marketing and sales arm for BioTime’s cell-based products and related reagents for research use in academia, research hospitals, and biotech and pharma companies. ProSpec’s innovative products will complement the current BioTime research product lines available via the recently launched LifeMap BioReagents™ portal, including PureStem™ human progenitor cell lines, PureStem™ packages, clinical and research grade human embryonic stem cell lines (hES), HyStem® hydrogels, culture media, and cell differentiation kits.

LifeMap BioReagents™ offering of BioTime products and the upcoming addition of the ProSpec products reflects the company’s initial execution of a strategy to market a growing catalog of research products to aid scientists in a variety of fields, including stem cell research, developmental biology, mechanisms of various human diseases, drug discovery, and therapeutic discovery and development. LifeMap Sciences holds the exclusive, worldwide license to market GeneCards® (www.genecards.org), with over 12 million page visits per year from hundreds of thousands of unique users worldwide, and MalaCards (www.malacards.org), and plans to launch LifeMap Discovery™, its database for biomedical and stem cell research, later this quarter. LifeMap BioReagents™ will be integrated with the GeneCards®, MalaCards, and LifeMap Discovery™ databases, thereby providing hundreds of thousands of biomedical researchers accessing these databases a means of identifying reagents that can enhance their research and discovery efforts.

These databases currently feature targeted links to the various BioTime PureStem™ human progenitor cell lines, PureStem™ packages, and clinical and research grade human embryonic stem cell lines, and will soon add links to the ProSpec manufactured products. These links enable researchers who access the databases to become familiar with, and purchase, products that relate directly to the types of genes, cells, or diseases that they are studying and can assist them in various research projects.

“We are pleased to establish this distribution relationship with ProSpec,” stated Yaron Guan-Golan, Head of Marketing at LifeMap Sciences. “This agreement represents a significant step for our LifeMap BioReagents portal, enabling us to place high quality recombinant proteins in the hands of our research community user base, and increasing our product portfolio and brand awareness.”

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, the discovery platform for biomedical and stem cell research. This platform includes GeneCards®, the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research, and regenerative medicine; and MalaCards, the human disease database. LifeMap Sciences also markets PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, LifeMap Sciences is BioTime’s principal marketing subsidiary for research products, including PureStem™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, ESpan™ growth media for progenitor cell lines, and cell differentiation media for non-therapeutic uses, via its LifeMap BioReagents™ portal. LifeMap Sciences will utilize its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists utilize LifeMap’s proprietary platform, including LifeMap Discovery™, its stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary PureStem™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap Discovery™ platform will be used to select the progenitor cell lines that are most likely to facilitate the development of cell-based regenerative medicine therapies for a wide range of diseases.

About ProSpec-Tany TechnoGene Ltd.

ProSpec (Protein-Specialists) is a leading biotechnology company having over 19 years of experience specializing in production of bacterial-derived recombinant proteins. ProSpec produces a wide array of Cytokines, Growth Factors, Chemokines, Hormones, Enzymes, Viral Antigens and many other recombinant proteins.

ProSpec’s proprietary protein purification technologies with over a decade of extensive experience result in low production costs, high yield, production efficiency, utmost pure products and uncompromising biological activity at competitive prices. ProSpec provides custom in-house production services of recombinant proteins tailored to the customer's needs.

ProSpec provides proteins, services and technology license to a broad range of customers around the globe from academic and government research institutions, biotechnology and pharmaceutical companies, as well as hospitals and reference laboratories.

ProSpec's goal is to supply proteins which are crucial to the research industry to meet and exceed quality, consistency and requirements by our customers worldwide. The company welcomes partnerships with pharmaceutical and industrial companies for development of future proteins.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, and is developing an integrated database suite to complement GeneCards® that will also include the LifeMap™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap will also market BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://phx.corporate-ir.net/phoenix.zhtml?c=83805&p=irol-alerts

CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
COO
ke@lifemapsc.com